                                                                    Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE:

National Bancshares Corporation Reports 2003 Earnings 17.2% Above Last Year

ORRVILLE, Ohio, February 20 -- National Bancshares Corporation (OTC: NBOH), the holding company of First National Bank, Orrville, Ohio, released their financial results for the year 2003. The year 2003 brought continued growth for National Bancshares Corporation with total assets reaching over $300 million. Total deposits increased over $3.5 million while net loans decreased $3.5 million, compared to the end of the previous year. With the low interest rate environment that existed throughout the past year, many customers elected to refinance their home mortgage loans. During this time, many fixed rate mortgage loans were paid off, refinanced, or sold into the secondary market. Having acquired primarily fixed rate residential mortgage loans from the acquisition of Peoples Financial Corporation in 2002, this mortgage activity assisted First National Bank in repositioning the balance sheet by shifting certain loan exposure from fixed rate mortgages to variable rate commercial loans. "This should have a positive impact on earnings in an increasing interest rate environment," said Charles Dolezal, president. Net income increased by over $388 thousand or 17.2% above the year 2002.

Total cash dividends declared during 2003 amounted to 58 cents per share. This is a 7.4% increase over the total cash dividends declared in 2002. This growth exemplifies National Bancshares Corporation's long-term trend of increasing cash dividends, which has continued for over 35 consecutive years. "The market value of our common stock has also continued to increase during the past year, finishing the year approximately 10.2% above the end of the previous year," said Dolezal.

"With the growth we experienced during the past few years, we have been actively restructuring a number of areas of the bank to support current growth, and better position the organization for future growth," continued Dolezal. "Additional lending and support staff have been hired. We have also embarked upon extensive staff training on sales and problem solving. New systems are being put into place to more effectively manage a larger and growing organization."

To gain operational efficiencies while supporting an expanding organization, First National has embraced the use of a number of technological advancements available in the industry. Computers have been upgraded and servers added within the organization. Deposit documentation software has been upgraded to keep in step with the ever-changing regulatory environment. In the fourth quarter of this past year First National completed installation and testing of check imaging, a service which was introduced to customers in January 2004. "The time efficiency for information retrieval on checks will be greatly enhanced with this service," said Dolezal. "Check imaging also positions us to more efficiently meet the upcoming changes the Federal Reserve will begin implementing in 2004 regarding check truncation."

National Bancshares Corporation's subsidiary, First National Bank, is headquartered in Orrville, Ohio, with fourteen banking offices located in Orrville, Wooster, Smithville, Apple Creek, Dalton, Kidron, Mt. Eaton, Massillon, Lodi and Seville. First National Bank's web site address is www.fnborrville.com.

-------------------
Forward-looking Statements -- This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include factors such as changes in the competitive marketplace, changes in the interest rate environment, economic conditions, changes in the regulatory environment, changes in business conditions and inflation, risks associated with credit quality and other factors discussed in the Company's filings with the Security and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002. The company disclaims any obligation to publicly update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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

                         NATIONAL BANCSHARES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


                                                                   2003             2002
                                                               -------------    -------------
ASSETS
Cash and due from the banks                                    $  11,506,999    $  10,010,654
Federal funds sold                                                        --        6,315,000
                                                               -------------    -------------
     Total cash and cash equivalents                              11,506,999       16,325,654
Interest-bearing time deposits with other banks                      999,048          997,185
Securities available for sale                                     67,189,563       52,364,712
Securities held to maturity (fair value:  2003 - $17,300,084;
  2002 - $18,985,565)                                             16,603,556       18,441,685
Federal bank stock                                                 2,771,350        2,689,450
Loans, net of allowance for loan losses:  2003 - $1,603,568;
  2002 - $1,604,200                                              187,056,241      190,559,663
Premises and equipment, net                                        4,737,018        4,816,253
Goodwill                                                           4,723,075        4,723,075
Identified intangible assets                                       1,654,086        1,929,734
Accrued interest receivable                                        1,622,090        1,495,506
Other assets                                                       2,386,349        2,407,248
                                                               -------------    -------------

                                                               $ 301,249,375    $ 296,750,165
                                                               =============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Noninterest-bearing                                       $  38,821,286    $  35,852,184
     Interest-bearing                                            204,026,005      203,445,043
                                                               -------------    -------------
         Total deposits                                          242,847,291      239,297,227

Repurchase agreements                                              2,786,848        3,006,221
Federal Reserve note account                                         319,563        1,000,000
Federal Home Loan Bank advances                                   17,034,291       17,205,743
Accrued expenses and other liabilities                             3,456,647        3,050,924
                                                               -------------    -------------
         Total liabilities                                       266,444,640      263,560,115

Shareholders' equity
     Common stock, no par value; 6,000,000 shares authorized;
       2,289,528 shares issued                                    11,447,640       11,447,640
     Additional paid-in capital                                    4,689,800        4,689,800
     Accumulated other comprehensive income                        2,006,889        1,739,751
     Retained earnings                                            17,849,899       16,502,352
     Treasury stock, at cost (55,040 shares)                      (1,189,493)      (1,189,493)
                                                               -------------    -------------
         Total shareholders' equity                               34,804,735       33,190,050
                                                               -------------    -------------
                                                               $ 301,249,375    $ 296,750,165
                                                               =============    =============

                         NATIONAL BANCSHARES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                  Years ended December 31, 2003, 2002 and 2001

--------------------------------------------------------------------------------

                                                           2003          2002           2001
                                                       -----------    -----------    -----------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                  $10,833,688     11,974,356    $ 9,036,841
Federal funds sold                                          85,635        136,263        353,756
Securities:
     Taxable                                             3,186,618      2,980,610      3,160,784
     Nontaxable                                            937,868        849,924      1,005,366
                                                       -----------    -----------    -----------
         Total interest and dividend income             15,043,809     15,941,153     13,556,747

INTEREST EXPENSE
Deposits                                                 3,016,172      4,384,154      4,677,652
Short-term borrowings                                        6,996         13,551         98,275
Federal Home Loan Bank advances                            716,848        530,069        178,430
                                                       -----------    -----------    -----------
         Total interest expense                          3,740,016      4,927,774      4,954,357
                                                       -----------    -----------    -----------

NET INTEREST INCOME                                     11,303,793     11,013,379      8,602,390
Provision for loan losses                                  245,000      1,569,402         40,000
                                                       -----------    -----------    -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     11,058,793      9,443,977      8,562,390

NONINTEREST INCOME
Checking account fees                                      752,833        754,341        656,441
Gain on sale of loans                                      115,982          8,409         43,750
Securities gains, net                                       72,290        182,324         97,003
Other                                                      590,915        512,957        348,044
                                                       -----------    -----------    -----------
         Total noninterest income                        1,532,020      1,458,031      1,145,238

NONINTEREST EXPENSE
Salaries and employee benefits                           4,844,909      4,338,987      3,517,438
Data processing fees                                       794,932        738,643        627,799
Net occupancy expense                                      404,489        345,858        216,709
Depreciation - furniture and fixtures                      353,601        327,634        237,967
Franchise taxes                                            321,824        302,880        314,869
Maintenance and repairs                                    267,261        238,735        197,234
Amortization of intangibles                                275,647        145,227         52,330
Other                                                    1,877,853      1,560,810      1,238,759
                                                       -----------    -----------    -----------
         Total noninterest expense                       9,140,516      7,998,774      6,403,105
                                                       -----------    -----------    -----------

INCOME BEFORE INCOME TAXES                               3,450,297      2,903,234      3,304,523

Income tax expense                                         806,746        648,460        777,320
                                                       -----------    -----------    -----------

NET INCOME                                             $ 2,643,551    $ 2,254,774    $ 2,527,203
                                                       ===========    ===========    ===========

Weighted average common shares outstanding               2,234,488      2,228,510      2,230,013
                                                       ===========    ===========    ===========
Basic and diluted earnings per common share            $      1.18    $      1.01    $      1.13
                                                       ===========    ===========    ===========


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